                                                             Page 50 of 87 Pages

                                                                       Exhibit 6

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                       AXA CONSEIL VIE ASSURANCE MUTUELLE


         The names of the Members of Conseil d'Administration and of the Executive Officers of AXA Conseil Vie Assurance Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Conseil Vie Assurance Mutuelle at 370, rue Saint Honore, 75001 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Conseil Vie Assurance Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
* Claude Bebear                 Chairman of the Supervisory Board, AXA;
                                Chairman and CEO, Finaxa

*  Henri de Castries            Chairman of the Management Board, AXA; Vice
   AXA                          Chairman of the Board of Directors, Finaxa;
   25, avenue Matignon          Chairman of the Board, AXA Financial, Inc.
   75008 PARIS

*  Henri de Clermont-Tonnerre   Chairman of the Supervisory Board, Qualis SCA
   ERSA                         (transportation)
   90 rue de Miromesnil
   75008 PARIS

*  Francois Cordier             Retired

*  Jean-Rene Fourtou            Vice President; Member of Supervisory Board,
   Aventis                      AXA; Chairman and Chief Executive Officer,
   67000 Strasbourg             Vivendi Universal (global media and
                                communications company); Vice Chairman of the Management Board, Aventis; Chairman of the
                                Management Board, Vivendi Environment and Group
                                Canal+

                                                             Page 51 of 87 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Patrice Garnier              Retired

   Jean-Laurent Granier         Vice General Manager; Vice General Manager, AXA
                                Assurances I.A.R.D. Mutuelle, AXA Assurances
                                Vie Mutuelle

* Henri Lachmann                Chairman and Chief Executive Officer,
                                Schneider Electric Industries (electric
                                equipment)

* Frederic Lucet                Senior Adviser, JP Morgan Chase

*  Octave Manset                Communications Manager, BMW, France (auto
   BMW France                   manufacturer)
   78886 St. Quentin en Yuelynes

*  Francois Pierson             Vice Chairman of the Management Board and
   AXA Conseil                  Executive Officer, AXA; Chairman and CEO, AXA
   21, rue de Chateaudun        France Assurance; CEO and Director, Mutuelles
   75009 PARIS                  AXA; Member of the Management Board, AXA
                                Assurances Vie Mutuelle; Executive Officer, AXA
                                Conseil I.A.R.D.

*  Francis Vaudour              Retired

*  Pierre de Waziers            General Manager of Societe Gramond (business
   Societe Gramont              consulting)
   25 rue Sainte Lucie
   75018 Paris, FRANCE


---------
*    Member, Conseil d'Administration



                                       51